                                                                    Exhibit 12.1

                       21st CENTURY TELECOM GROUP, INC.
          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES,
               INTEREST CHARGES AND PREFERRED STOCK REQUIREMENTS
                                  (Unaudited)


                                                                                                              Nine Months Ended
                                                                            Year Ended March 31,                  December 31,
                                                               --------------------------------------------------------------------
                                                                  1995          1996           1997         1996           1997
                                                               --------------------------------------------------------------------
1.      EARNINGS

        a)      Loss before interest expense and income taxes  $(663,886)   $ (811,921)    $(2,379,449)  $(1,735,884)  $(7,725,635)

        b)      Portion of rental expense representative
                 of the interest factor (1)                       (8,855)      (11,422)        (18,384)      (15,032)     (148,025)
                                                               --------------------------------------------------------------------
        Total of 1(a) and 1(b)                                 $(655,031)   $ (800,499)    $(2,361,065)  $(1,720,852)  $(7,577,610)

2.      COMBINED FIXED CHARGES

        a)      Total interest expense (2)                      $115,428    $  214,688     $   437,843   $   376,828   $   119,226

        b)      Portion of rental expense representative
                 of the interest factor (1)                        8,855        11,422          18,384        15,032       148,025

        c)      Dividends and accretion on Class A
                 Convertible 8% Cumulative preferred stock             -             -         478,981             -     2,287,928

        d)      Dividends on 13 3/4% Senior Cumulative
                 Exchangeable preferred stock due 2010 (3)             -             -               -             -             -
                                                               --------------------------------------------------------------------
        Total Combined Fixed Charges (2(a) through 2(d))         124,283       226,110         935,208       391,860     2,555,179
                                                               --------------------------------------------------------------------
        Total Interest Charges (2(a) through 2(b))               124,283       226,110         456,227       391,860       267,251
                                                               --------------------------------------------------------------------
        Total Preferred Stock Requirements (2(c)
         through 2(d))                                          $      -    $        -     $   478,981   $         -   $ 2,287,928
                                                               --------------------------------------------------------------------
3.      RATIO OF EARNINGS TO COMBINED FIXED CHARGES                (5.27)        (3.54)          (2.52)        (4.39)        (2.97)
                                                               ====================================================================
        RATIO OF EARNINGS TO INTEREST CHARGES                      (5.27)        (3.54)          (5.18)        (4.39)       (28.35)
                                                               ====================================================================
        RATIO OF EARNINGS TO PREFERRED STOCK REQUIREMENTS            N/A           N/A           (4.93)         N/A          (3.31)
                                                               ====================================================================

4.      DEFICIENCY RELATED TO LESS THAN ONE-TO-ONE COVERAGE:

        Ratio of Earnings to Combined Fixed Charges             $779,314    $1,026,609     $ 3,296,273   $ 2,112,712   $10,132,789
                                                               ====================================================================
        Ratio of Earnings to Interest Charges                   $779,314    $1,026,609     $ 2,817,292   $ 2,112,712   $ 7,844,861
                                                               ====================================================================
        Ratio of Earnings to Preferred Stock Requirements            N/A           N/A     $ 2,840,046           N/A   $ 9,865,538
                                                               ====================================================================

                                                                                              PRO FORMA (2)(3)
                                                                 Inception-to Date    --------------------------------------
                                                                October 29, 1992 to    Year Ended        Nine Months Ended
                                                                 December 31, 1997   March 31, 1997      December 31, 1997
                                                                ------------------------------------------------------------
1.      EARNINGS

        a)      Loss before interest expense and income taxes    $(11,963,470)         $(2,379,449)           $(7,725,635)

        b)      Portion of rental expense representative
                 of the interest factor (1)                          (199,480)             (18,384)              (148,025)
                                                                ------------------------------------------------------------
        Total of 1(a) and 1(b)                                   $(11,763,990)         $(2,361,065)           $(7,577,610)

2.      COMBINED FIXED CHARGES

        a)      Total interest expense (2)                       $    925,240          $25,713,845            $18,882,402

        b)      Portion of rental expense representative
                 of the interest factor (1)                           199,480               18,384                148,025

        c)      Dividends and accretion on Class A
                 Convertible 8% Cumulative preferred stock          2,766,909              478,981              2,287,928

        d)      Dividends on 13 3/4% Senior Cumulative
                 Exchangeable preferred stock due 2010 (3)                  -            7,255,954              5,339,460
                                                                ------------------------------------------------------------
        Total Combined Fixed Charges (2(a) through 2(d))            3,891,629           33,467,164             26,657,815
                                                                ------------------------------------------------------------
        Total Interest Charges (2(a) through 2(b))                  1,124,720           25,732,229             19,030,427
                                                                ------------------------------------------------------------
        Total Preferred Stock Requirements (2(c)
         through 2(d))                                            $ 2,766,909          $ 7,734,935            $ 7,627,388
                                                                ------------------------------------------------------------
3.      RATIO OF EARNINGS TO COMBINED FIXED CHARGES                     (3.02)               (0.07)                 (0.28)
                                                                ============================================================
        RATIO OF EARNINGS TO INTEREST CHARGES                          (10.46)               (0.09)                 (0.40)
                                                                ============================================================
        RATIO OF EARNINGS TO PREFERRED STOCK REQUIREMENTS               (4.25)               (0.31)                 (0.99)
                                                                ============================================================

4.      DEFICIENCY RELATED TO LESS THAN ONE-TO-ONE COVERAGE:

        Ratio of Earnings to Combined Fixed Charges               $15,655,619          $35,828,229            $34,235,425
                                                                ============================================================
        Ratio of Earnings to Interest Charges                     $12,888,710          $28,093,294            $26,608,037
                                                                ============================================================
        Ratio of Earnings to Preferred Stock Requirements         $14,530,899          $10,096,000            $15,204,998
                                                                ============================================================


(1) We consider one-third of total rental expense to represent return on capital.

(2) The pro forma year ended March 31, 1997 and pro forma nine months ended December 31, 1997, reflect the first twelve months and nine months, respectively, of interest expense related to the $200,000,000 Senior Discount Notes.

(3) The pro forma year ended March 31, 1997 and pro forma nine months ended December 31, 1997, reflect the first twelve months and nine months, respectively, of accrued dividends related to the 13 3/4% Senior Cumulative Exchangeable Preferred Stock.